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                                                                     EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT

                THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made as of November 30, 2000, by and among OMNIS TECHNOLOGY CORPORATION, a Delaware corporation (the "COMPANY") and the undersigned individuals and entities (collectively, the "HOLDERS").

                                    RECITALS

                WHEREAS, the Company, Raining Merger Sub, Inc., a Delaware corporation, PickAx, Inc., a Delaware corporation, and certain of the Holders are parties to the Agreement and Plan of Merger dated as of August 23, 2000 (the "MERGER AGREEMENT"), which provides that as a condition to the closing of the Merger (as such term is defined in the Merger Agreement) of PickAx and Raining Merger Sub, Inc., this Agreement must be executed and delivered;

                WHEREAS, the Company desires to grant, and the Holders desire to be granted, the rights created herein.

                NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

        1. Registration Rights.

                The Company covenants and agrees as follows:

                1.1 Definitions. For purposes of this Section 1:

                        (a) The term "ACT" means the Securities Act of 1933, as amended.

                        (b) The term "COMMON STOCK" means the Common Stock of the Company.

                        (c) The term "FORM S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                        (d) The term "HOLDER" means any person owning Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof and the Merger Agreement. With respect to unexercised Warrant Shares, "Holder" means the holder of the respective Warrant.

                        (e) The term "1934 ACT" means the Securities Exchange Act of 1934, as amended.



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                        (f) The term "REGISTER," "REGISTERED," and
"REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                        (g) The term "REGISTRABLE SECURITIES" means (1) the Common Stock of the Company issuable or issued to the Holders in connection with the Merger, (2) the Warrant Shares and (3) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (1) and
(2) above, excluding in all cases, however, any Registrable Securities sold by a person (x) in a transaction in which his rights under this Section 1 are not assigned, (y) pursuant to a registration statement that has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, or (z) in a transaction in which such Registrable Securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Act.

                        (h) The term "SEC" shall mean the Securities and Exchange Commission.

                        (i) The term "WARRANTS" shall mean the warrants to purchase Common Stock of the Company delivered in exchange for the PickAx Warrants (as such term is defined in the Merger Agreement) in connection with the Merger.

                        (j) The term "WARRANT SHARES" shall mean the Common Stock of the Company issued or issuable upon exercise of the Warrants.

                1.2 Request for Registration.

                        (a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time six (6) months after the date of this Agreement a written request from the Holders of fifty percent (50%) or more of the Registrable Securities then outstanding (the "INITIATING HOLDERS") that the Company file a registration statement under the Act covering the registration of Registrable Securities, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use best efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company's notice pursuant to this Section 1.2(a). The Holders may exercise their rights under this Section
1.2 one time.

                        (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise



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the Company as a part of their request made pursuant to this Section 1.2 and the
Company shall include such information in the written notice referred to in this
Section 1.2(b). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's
Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company).

                        (c) Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting, if any, shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of (x) Registrable Securities held by all such Holders (including the Initiating Holders) and (y) securities of the Company held by other holders that have the right as of the date hereof to require the Company to register securities on a registration statement filed pursuant to this Section 1.2; provided, that no Registrable Securities (or securities referred to in clause (y) above) shall be excluded unless and until all other securities of the Company, including securities issued for the account of the Company, have been excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                        (d) The Company shall not be required to effect a registration pursuant to this Section 1.2:

                                (i) in any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

                                (ii) after the Company has effected a
registration of Registrable Securities pursuant to this Section 1.2, and such registration has been declared or ordered effective; or

                                (iii) during the period starting with the date
ninety (90) days prior to the Company's good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or



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                                (iv) if the Initiating Holders propose to
dispose of Registrable Securities that may be registered on Form S-3 pursuant to
Section 1.4 hereof; or

                                (v) if the Company shall furnish to Holders
requesting a registration pursuant to this Section 1.2, a certificate signed by the Company's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve
(12)-month period and provided further, that the Company shall not register any other of its shares during such ninety (90) day period; or

                                (vi) if the Company has already effected any
registration statement for the Holders within the six (6) month period preceding the date of such request.

                1.3 Company Registration.

                        (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its capital stock under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form (including Form S-4 and Form S-8) that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of
Section 1.3(c), use its best efforts to cause a registration statement to become effective, which includes all of the Registrable Securities that each such Holder has requested to be registered.

                        (b) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.



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                        (c) In connection with any offering involving an
underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company. If the total amount of securities requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, if any, that the underwriters determine in their sole discretion will not materially jeopardize the success of the offering. The securities included in such registration shall be apportioned pro rata among the selling Holders and other security holders that have the right as of the date hereof to require registration of their shares in a registration statement under this Section 1.3, according to the total amount of securities entitled to be included therein owned by each selling Holder and other holder or in such other proportions as shall mutually be agreed to by such selling Holders and other holders; provided, that no Registrable Securities (and securities of the Company held by other holders that have registration rights as of the date hereof) shall be excluded until all Common Stock held by other stockholders, directors, officers and employees of the Company have been excluded. For purposes of apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

                1.4 Form S-3 Registration.

                In case the Company shall receive from the Holders of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

                        (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                        (b) use best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or



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such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.4:

                                (i) if Form S-3 is not available for such
offering by the Holders;

                                (ii) if the Holders, together with the holders
of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $2,000,000;

                                (iii) if the Company shall furnish to the
Holders a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; and provided further, that the Company shall not register any other of its shares during such 90 day period;

                                (iv) if the Company has already effected any
registration statement for the Holders within the six (6) month period preceding the date of such request, or two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.4; or

                                (v) in any particular jurisdiction in which the
Company would be required to qualify to do business, where not otherwise required, or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                        (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 1.4 shall not be counted as requests for registration effected pursuant to Sections 1.2.



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                1.5 Obligations of the Company.

                Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                        (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

                        (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

                        (c) furnish to the Holders (i) a draft copy of the registration statement, and (ii) such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                        (d) use best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, where not otherwise required, or to file a general consent to service of process in any such states or jurisdictions;

                        (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

                        (f) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;



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                        (g) if the Registrable Securities are being sold through
underwriters, furnish, upon the request of the Holders of a majority of the Registrable Securities requesting registration, on the date that such Registrable Securities are delivered to the underwriters for sale, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters.

                        (h) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

                        (i) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                1.6 Information from Holder.

                It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Registrable Securities.

                1.7 Expenses of Registration.

                All expenses (other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4 and the fees and disbursements of counsel for the selling Holders), including (without limitation) all registration, filing and qualification fees (including Blue Sky fees), printers' and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or
Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable



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Securities that were to be requested in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2, provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 or 1.4.

                1.8 Delay of Registration.

                No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                1.9 Indemnification.

                In the event any Registrable Securities are included in a registration statement under this Section 1:

                        (a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, the partners or officers, directors and stockholders of each Holder, legal counsel, investment advisors and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter, within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder, partner, officer, director, stockholder, counsel, accountant, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or



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action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                        (b) To the extent permitted by law, each selling Holder, on a several and not joint basis, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 1.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this subsection 1.9(b) exceed the net proceeds from the offering received by such Holder.

                        (c) Promptly after receipt by an indemnified party under this Section 1.9 of actual knowledge of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof. The



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indemnifying party shall promptly assume the defense of the indemnified party with counsel reasonably satisfactory to the indemnified party, and the fees and expenses of such counsel shall be at the sole cost and expense of the indemnifying party. The indemnified party will cooperate with the indemnifying party in the defense of any action, proceeding, or investigation for which the indemnified party assumes the defense. Notwithstanding the foregoing, the indemnified party shall have the right to employ separate counsel in any such action, proceeding, or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party shall have failed promptly to assume the defense of such action, proceeding, or investigation and employ counsel reasonably satisfactory to the indemnified party, or (iii) in the reasonable judgment of the indemnified party there may be one or more defenses available to the indemnified party which are not available to the indemnifying party with respect to such action, claim, or proceeding due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, in which case the indemnifying party shall not have the right to assume the defense of such action, proceeding, or investigation on behalf of the indemnified party. The indemnifying party shall not be liable for the settlement by the indemnified party of any action, proceeding, or investigation effected without its consent, which consent shall not be unreasonably withheld. The indemnifying party shall not enter into any settlement in any action, suit, or proceeding to which the indemnified party is a party, unless such settlement includes a general release of the indemnified party with no payment by the indemnified party of consideration. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                        (d) If the indemnification provided for in this Section
1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of and the relative benefits received by the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations, provided that no person guilty of fraud shall be entitled to contribution. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the



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indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The relative benefits received by the indemnifying party and the indemnified party shall be determined by reference to the net proceeds and underwriting discounts and commissions from the offering received by each such party. In no event shall any contribution under this subsection 1.9(d) exceed the net proceeds from the offering received by such Holder, less any amounts paid under subsection 1.9(b).

                        (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                        (f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                1.10 Reports Under Securities Exchange Act of 1934.

                With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                        (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144; or

                        (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                        (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

                1.11 Assignment of Registration Rights.

                The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, affiliate, parent, partner, limited partner, retired partner or stockholder of a Holder, (ii) is a Holder's immediate family member (spouse or child) or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 20,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, and provided further that the Company shall have no obligation to any transferee prior to receiving such notification of transfer; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.12 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

                1.12 "Market Stand-Off" Agreement.

                        (a) Notwithstanding anything in this Agreement to the contrary, each Holder agrees that such Holder shall not (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (collectively, a "STOCK TRANSACTION"), without the prior written consent of the Company during the period beginning on the Effective Time and ending on March 31, 2001.

                        (b) Without limiting the foregoing, each Holder hereby agrees that it will not enter into any Stock Transaction without the prior written consent of the Company and the managing underwriter, during the period commencing on the date of the final prospectus relating to any public offering of the capital stock of the Company and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days). The foregoing provisions of this Section 1.12(b) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers and directors and greater than five percent (5%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company's public offerings are intended third party beneficiaries of this Section 1.12(b) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Notwithstanding the foregoing, nothing in this Section 1.12(b) shall prevent the undersigned from making a transfer of any Common Stock that was listed on a national stock exchange or traded on the Nasdaq National Market at the time it was acquired by the Holder or was acquired by the undersigned pursuant to Rule 144A of the Act.

                        (c) The restrictions set forth herein shall be binding upon any transferee of the Registrable Securities of each Holder and the certificates for the Registrable Securities shall bear a legend to such effect. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                1.13 Termination of Registration Rights.

                No Holder shall be entitled to exercise any right provided for in this Section 1 after two (2) years following the date hereof or, as to any Holder, such earlier time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period in compliance with Rule 144 of the Act.

        2. Miscellaneous.

                2.1 Successors and Assigns.

                Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                2.2 Governing Law.

                This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                2.3 Counterparts.

                This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                2.4 Titles and Subtitles.

                The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                2.5 Notices.

                Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                2.6 Expenses.

                If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                2.7 Entire Agreement; Amendments and Waivers.

                This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of no less than a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities and the Company.

                2.8 Severability.

                If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this

Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                2.9 Aggregation of Stock.

                All shares of Registrable Securities held or acquired by entities advised by the same investment adviser and affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                            OMNIS:

                                            OMNIS TECHNOLOGY CORPORATION,
                                            a Delaware corporation

                                        By: /s/ Gwyneth Gibbs
                                            ------------------------------------
                                            Gwyneth Gibbs,
                                            President

                                            Address:

                                            17500 Cartwright Road
                                            Irvine, California 92614-5846
                                            Attn: President
                                            Fax Number: 949/250-8187


                                            HOLDERS:

                                            /s/ Pamela Conrad
                                            ------------------------------------
                                            Pamela Conrad

                                            /s/ Donald D. Durr
                                            ------------------------------------
                                            Donald D. Durr

                                            /s/ Lee Summers
                                            ------------------------------------
                                            Lee Summers

                                            /s/ Robert J. Rosenberg
                                            ------------------------------------
                                            Robert J. Rosenberg

                                            /s/ Gil Figueroa
                                            ------------------------------------
                                            Gil Figueroa

                                            /s/ Michael E. McGoey
                                            ------------------------------------
                                            Michael E. McGoey

                                            /s/ Gerald L. Cohn
                                            ------------------------------------
                                            Gerald L. Cohn

                                            /s/ Timothy Holland
                                            ------------------------------------
                                            Timothy Holland